Exhibit 5.7

June 3, 2014

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Fidelity National Information Services, Inc. –1.450% Senior Notes Due 2017

Fidelity National Information Services, Inc. –3.875% Senior Notes Due 2024

Ladies and Gentlemen:

We have acted as special local counsel for each of the subsidiaries listed on Annex A hereto (the “Subject Subsidiaries”) of Fidelity National Information Services, Inc. (the “Company”) in connection with the issuance and sale of $300,000,000 in aggregate principal amount of the Company’s 1.450% Senior Notes due 2017 (the “2017 Notes”) and $700,000,000 in aggregate principal amount of the Company’s 3.875% Senior Notes due 2024 (the “2024 Notes” and, together with the 2017 Notes, the “Notes”), pursuant to the Underwriting Agreement, dated May 27, 2014 (the “Underwriting Agreement”), among the Company, the underwriters listed on Schedule 1 thereto, and each of the guarantors listed on Schedule 2 thereto (the “Guarantors”), and the issuance of the guarantees on each of the Securities (the “Guarantees” and, together with the Notes, the “Securities”) by the Guarantors. The Securities will be issued pursuant to an Indenture dated as of April 15, 2013 (the “Base Indenture”), among the Company, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a Third Supplemental Indenture to be dated as of June 3, 2014, relating to the 2017 Notes (the “Third Supplemental Indenture”), and as further supplemented by a Fourth Supplemental Indenture to be dated as of June 3, 2014, relating to the 2024 Notes (the “Fourth Supplemental Indenture” and, together with the Third Supplemental Indenture and the Base Indenture, the “Indenture”).

The offer and sale of the Securities is being made pursuant to the Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-187047), relating to the Securities and other securities, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus supplement, dated May 27, 2014 (the “Prospectus Supplement”), and accompanying prospectus filed by the Company with the Commission. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Fidelity National Information Services, Inc.

June 3, 2014

For the purposes of the opinions expressed herein, we have examined originals or copies of the Indenture (including copies of certificates representing the Securities), and such other documents, corporate records, instruments, certificates of public officials and of the Subject Subsidiaries (including, without limitation, an Opinion Certificate made by an officer of the Subject Subsidiaries and certificates of the secretary of each of the Subject Subsidiaries), made such inquiries of officials of the Subject Subsidiaries, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. Also, in making our examination of executed documents for the purposes of the opinions expressed herein we have assumed: (i) other than with respect to the Subject Subsidiaries, that each other entity is validly existing and in good standing (or the equivalent) as a corporation, limited liability company or other applicable legal entity under the laws of its jurisdiction of organization and has the requisite power and authority to execute and deliver such documents to which it is a party and to carry out and consummate all transactions contemplated to be performed by such documents; (ii) other than with respect to the Subject Subsidiaries, that each such entity has duly authorized the execution, delivery and performance of such documents to which it is a party and has, in fact, duly executed and delivered such documents to which it is a party; (iii) that such documents (including, without limitation, the Indenture and all documents related thereto) constitute the legal, valid and binding obligations of each party thereto, enforceable in accordance with their respective terms; and (iv) all natural persons who are signatories to such documents were legally competent at the time of their execution thereof. Our opinions expressed herein with respect to the existence and good standing, active status or the equivalent as a corporation or limited liability company of the Subject Subsidiaries are based solely upon certificates issued by the relevant authorities in the respective States of organization of the Subject Subsidiaries, and are limited to the meaning ascribed to such certificates in such States and limited to the respective dates thereof.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the substantive laws (excluding their applicable choice of law rules) of the States of Nevada and Wisconsin (collectively, the “Opinion Jurisdictions”). None of the opinions or other advice contained herein considers or covers any federal, state or foreign securities (or “blue sky”) laws or regulations. We express no opinion concerning the form or contents of the Registration Statement or any related prospectus. The opinions herein are limited to laws (including, without limitation, rules and regulations thereunder), as in effect on the date of this opinion letter, which laws are subject to change with possible retroactive effect. We have no obligation to update or supplement the opinions herein to reflect any changes in law that may hereafter occur or become effective. We also have assumed that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the Opinion Jurisdictions has established its unconstitutionality or invalidity.

Fidelity National Information Services, Inc.

June 3, 2014

Based upon and subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that:

1.	Each of the Subject Subsidiaries is validly existing and in good standing, active status or the equivalent as a corporation or limited liability company under the laws of its jurisdiction of organization as set forth on Attachment A hereto.

2.	Each of the Subject Subsidiaries has the corporate or limited liability company (as applicable) power to enter into and perform its obligations under the Indenture.

3.	The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate or limited liability company (as applicable) action on the part of the Subject Subsidiaries, and the Subject Subsidiaries have executed the Indenture.

4.	The Guarantees by the Subject Subsidiaries with respect to the Securities have been duly authorized by the Subject Subsidiaries.

The opinions set forth herein are limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement (by means of incorporation by reference from a Company Current Report on Form 8-K on or about the date hereof) and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement which is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act. We also consent to Willkie Farr & Gallagher LLP relying on this opinion letter for the sole purpose of its legality opinion being filed as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Quarles & Brady LLP

Quarles & Brady LLP

Attachment A

Subject Subsidiaries

Entity Name	Entity Type	Jurisdiction of Organization

Kirchman Corporation	Corporation	Wisconsin

Metavante Corporation	Corporation	Wisconsin

TREEV LLC	Limited liability company	Nevada

Vicor, Inc.	Corporation	Nevada